UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2022

TATTOOED CHEF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6305 Alondra Boulevard

Paramount, California 90723

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (562) 602-0822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TTCF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 7, 2022, the Board of Directors (the “Board”) of Tattooed Chef, Inc. (the “Company”), based on consultation with Company management and upon the recommendation of the Audit Committee (“Audit Committee”) of the Board, concluded that the Company’s unaudited interim condensed consolidated financial statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, each as previously filed with the Securities and Exchange Commission (“SEC”), should no longer be relied upon because the Company did not properly record the tax effects associated with the Company’s issuance of 825,000 shares of its common stock to Harrison Co. in June 2021 as partial consideration for services rendered in connection with the Company’s de-SPAC transaction that occurred in October 2020. The $4 million deferred tax asset that should have been recorded as of December 31, 2020 (with a corresponding offset to additional paid-in-capital) was determined to have an immaterial impact on the Company’s consolidated financial statements as of and for the year ended December 31, 2020. However, the impact of this error, when combined with other immaterial error corrections for the quarter ended March 31, 2021, was determined to be material to the Company’s consolidated balance sheet as of March 31, 2021. In June 2021, the Company recorded a full valuation allowance on all of its deferred tax assets. Accordingly, the increase in the valuation allowance associated with this deferred tax asset was also deemed to be material to the Company’s results of operations for the three and six months ended June 30, 2021 and the nine months ended September 30, 2021.

The Company will restate the unaudited consolidated financial statements identified above. The Company will file amended quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 to include the restated consolidated financial statements with the SEC as soon as practicable.

The estimated effects of the restatements on the Company’s consolidated statement of operations to properly record the deferred tax asset and the related valuation allowance are as follows:

●	an increase of net loss of: $4.0 million ($0.05 per share) and $4.0 million ($0.05 per share) for the three months and six months ended June 30, 2021, respectively; and

●	an increase of net loss of: $0.0 million ($0.00 per share) and $4.0 million ($0.05 per share) for the three months and nine months ended September 30, 2021, respectively.

The Company expects that the restatements to properly recognize the deferred tax asset and the related valuation allowance will:

●	have no effect on the cash flows of the Company for any period;

●	have no effect on previously reported (loss) earnings before tax for any period;

●	have no effect on the Company’s previously reported Adjusted EBITDA for any period;

●	have no effect on the Company’s liquidity position; and

●	have no effect on the Company’s future operations.

The Audit Committee and Company management have discussed the matters disclosed in this Current Report on Form 8-K with BDO USA, LLP, the Company’s current independent registered public accounting firm. The Company is assessing potential remedial actions relating to the Company’s accounting controls and staffing, as well as additional procedures and process improvements, and plans to implement such remedial actions as soon as practicable.

On March 11, 2022, the Company issued a press release concerning the Company’s determination to restate its unaudited interim condensed consolidated financial statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated March 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TATTOOED CHEF, INC.

By:	/s/ Salvatore Galletti
Name:	Salvatore Galletti
Title:	Chief Executive Officer

Date: March 11, 2022

3